Exhibit 10.7

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the "Agreement") is entered into effective as of May 6, 2015 (the “Effective Date”) by and between:

(i)	BRUCE F. SIMBERG, an individual residing at 488 Addison Park Ln., Boca Raton, Florida 33432 (the "Consultant"); and

(ii)	FEDERATED NATIONAL HOLDING COMPANY, a Florida corporation (the "Company").

R E C I T A L S:

WHEREAS, the Company is an insurance holding company that controls substantially all steps in the insurance underwriting, distribution and claims processes through its Subsidiaries (as defined below) and its contractual relationships with independent agents and general agents, and, in that regard, underwrites and/or places through its Subsidiaries, its own and third-party insurers’ products (including homeowners’ multi-peril, commercial general liability, federal flood, personal auto and various other lines of insurance) through a network of independent agents and general agents in Florida and various other states, and provides other related services (collectively, the “Company Business”);

WHEREAS, the Consultant was a member of the Board of Directors of the Company (the “Board”) until March 2015, and, as such, has significant institutional knowledge about the Company, as well as significant knowledge about legal, claims processes, and compliance matters relevant to the insurance industry generally; and

WHEREAS, the Company desires to engage the Consultant as a consultant, on the terms and subject to the conditions set forth herein.

A G R E E M E N T:

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.                   Consulting Services. The Company agrees to engage the Consultant as a consultant to the Company, and the Consultant agrees to provide consulting services to the Company. The Consultant shall consult on such matters as the Board or the management of the Company (including the head of claims administration) may request from time to time. The term of this Agreement shall begin on the Effective Date, and continue for a one-year term that renews automatically for additional one-year terms until terminated by either party hereto upon 30 days’ written notice to the other party. For his services hereunder, the Consultant shall receive a fee equal to $10,000 per quarter. The Consultant shall also be reimbursed for any pre-approved out-of-pocket expenses. Upon any termination, non-renewal or expiration of this Agreement (a “Termination”), the Consultant shall be entitled to receive the pro rata portion of any quarterly consulting fees accrued through the date of Termination and any pending reimbursements.

2.                   Ongoing Obligations.

(a)            The Consultant hereby acknowledges that, as a result of his services to the Company as a consultant under this Agreement, he may receive material non-public information about the Company and, as such, will continue to be subject to the Company’s Insider Trading Policy until such time as he no longer possesses material non-public information. The Consultant acknowledges receipt of the Company’s Insider Trading Policy as currently in effect. In addition, the Consultant acknowledges that he will continue to be subject to reporting obligations under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that he is solely responsible for the timeliness, completeness and correctness of all required filings under Section 16 of the Exchange Act or otherwise.

(b)            The Consultant further agrees on behalf of himself and his affiliates (collectively, the “Consultant Restricted Parties”) that, during the term of this Agreement and until the earlier of (i) one year from the Termination of this Agreement or (ii) such time as the Company enters into a definitive agreement with respect to a party’s acquisition of more than 50% of the Company’s common stock or assets, unless specifically authorized in writing in advance by an authorized representative of the Company, no Consultant Restricted Party, nor any person acting on behalf of or in concert with a Consultant Restricted Party, will in any manner, directly or indirectly, (a) acquire, agree to acquire or offer or assist, advise or encourage any other person in acquiring any equity securities of the Company, any warrants or options to acquire such securities, any securities convertible into or exchangeable for such securities, or any other right to acquire such securities; (b) enter into or offer to enter into any merger or other business combination involving the Company or any recapitalization, restructuring, liquidation, dissolution or other similar transaction involving the Company, other than a transaction applicable to all shareholders on a pro rata basis; (c) make, or in any way participate in, any “solicitation” of proxies or consents (whether or not relating to the election or removal of directors) within the meaning of Rule 14a-1 under the Exchange Act with respect to any voting securities of the Company, or seek to advise or influence any person with respect to the voting of any voting securities of the Company or demand a copy of the stock ledger, list of shareholders, or any other books and records of the Company, in each case, to seek to advise or influence any person with respect to the voting of any voting securities of the Company; (iv) form, join or in any way participate in a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any voting securities of the Company that is seeking control of the Company; (v) otherwise act, alone or in concert with others, to seek to control the management or Board of Directors of the Company; (vi) enter into any arrangements, understandings or agreements (whether written or oral) with, or advise, finance, assist or encourage, any other persons in connection with any of the foregoing; or (vii) make any publicly disclosed proposal regarding any of the foregoing.

3.                  Non-Competition. During the term of this Agreement and for a period of two years following the Termination hereof for any reason (the “Restricted Period”), the Consultant shall not, directly or indirectly, engage in or have any interest in, directly or indirectly, any sole proprietorship, partnership, corporation, company, business or any other person or entity (whether as an employee, officer, director, partner, member, agent, security holder, creditor, consultant or otherwise) that, directly or indirectly, engages primarily in the development, marketing, distribution, underwriting or sale of products and services competitive with the Company Business in any and all states in which the Company and/or any Subsidiary conducts the Company Business during the Restricted Period, including any state in which the Company or a Subsidiary has begun the steps necessary, including preparation of regulatory applications, to conduct the Company Business in such state (the “Restricted Territory”). The Consultant will not be considered in violation of the provisions of this Section 3 if he (a) holds securities of the Company and/or acquires, solely as an investment, shares of capital stock or other equity securities of any entity engaging in a business competitive with the Company Business, so long as the Consultant does not control or acquire a controlling interest in, or become a member of a group that exercises direct or indirect control of more than 5% of, any class of equity security of such entity and (b) engages in the practice of law and, in that regard, provides legal services to entities engaging in a business competitive with the Company Business, provided that he otherwise complies with all covenants in this Agreement while providing such legal services.

4.                  Non-Disclosure. During the term of this Agreement and thereafter following the Termination of this Agreement, the Consultant shall not divulge, communicate, use to the detriment of the Company or for the benefit of any other person or persons, or misuse in any way, any Confidential Information (as hereinafter defined) pertaining to the Company Business. Any Confidential Information now or hereafter acquired by the Consultant with respect to the business of the Company or any Subsidiary shall be deemed a valuable, special and unique asset of the Company that is received by the Consultant in confidence and as a fiduciary. For purposes of this Agreement, “Confidential Information” means information disclosed to the Consultant or known by the Consultant as a consequence of or through his service as a member of the Board (including information conceived, originated, discovered or developed by the Consultant) prior to or after the date hereof and not generally known or in the public domain, about the Company or its business, including, but not limited to, information concerning the Company’s or any Subsidiary’s financial condition, prospects, technology, customers, business partners, reinsurers, methods of doing business, and marketing, distribution, underwriting or sale of the Company’s or any Subsidiary’s products and services. Notwithstanding the foregoing, nothing herein shall be deemed to restrict the Consultant from disclosing Confidential Information to the extent required by law.

5.                   Non-Solicitation. During the Restricted Period, the Consultant shall not directly or indirectly, for himself or for any other person, firm, corporation, partnership, association or other entity, attempt to employ or enter into any contractual arrangement with any current or former director, officer or employee of the Company or any Subsidiary, unless such director, officer or employee has not been providing services to or employed by the Company or a Subsidiary for more than six months.

6.                  Books and Records. All books, records, accounts and similar repositories of Confidential Information of the Company, whether prepared by the Consultant or otherwise coming into the Consultant’s possession, shall be the exclusive property of the Company and shall be returned immediately to the Company on Termination of this Agreement or at the Board’s request at any time.

7.                   Injunction. It is recognized and hereby acknowledged by the parties hereto that a breach by the Consultant of any of the covenants contained in this Agreement will cause irreparable harm and damage to the Company, the monetary amount of which may be virtually impossible to ascertain. As a result, the Consultant recognizes and hereby acknowledges that the Company shall be entitled to an injunction from any court of competent jurisdiction enjoining and restraining any violation of any or all of the covenants contained in this Agreement by the Consultant or any of his affiliates, associates, partners or agents, either directly or indirectly, and that such right to injunction shall be cumulative and in addition to whatever other remedies the Company may possess.

8.                  Terminology. The terms “Subsidiary” or “Subsidiaries” as used in this Agreement shall mean all entities in which the Company holds, directly or indirectly, an equity interest, other than solely for investment purposes. References to the “Company” in this Agreement shall mean Federated National Holding Company and all of its Subsidiaries, taken as a whole, unless the context requires otherwise. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural and vice versa. Titles of sections are for convenience only, and neither limit nor amplify the provisions of the Agreement itself.

9.                  Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior negotiations, correspondence and understandings relating to the subject matter hereof.

10.                Amendment. This Agreement may not be amended, supplemented or modified in whole or in part except by an instrument in writing signed by both of the parties to this Agreement.

11.                Choice of Law. This Agreement will be interpreted, construed and enforced in accordance with the laws of the State of Florida.

12.                Effect of Waiver. The failure of any party at any time or times to require performance of any provision of this Agreement will in no manner affect the right to enforce the same. The waiver by any party of any breach of any provision of this Agreement will not be construed to be a waiver by any such party of any succeeding breach of that provision or a waiver by such party of any breach of any other provision.

13.                Severability. The invalidity, illegality or unenforceability of any provision or provisions of this Agreement will not affect any other provision of this Agreement, which will remain in full force and effect, nor will the invalidity, illegality or unenforceability of a portion of any provision of this Agreement affect the balance of such provision. If any one or more of the provisions contained in this Agreement or any portion thereof shall for any reason be held to be invalid, illegal or unenforceable in any respect, the parties agree that this Agreement shall be modified, reformed, construed and enforced so that such invalid, illegal or unenforceable provision is enforceable and comes closest to expressing the intention of the unenforceable provision.

14.               Enforcement. Should it become necessary for any party to institute legal action to enforce the terms and conditions of this Agreement, the successful party will be awarded reasonable attorneys' fees at all trial and appellate levels, expenses and costs. Any suit, action or proceeding with respect to this Agreement shall be brought in the courts of Broward County in the State of Florida or in the U.S. District Court for the Southern District of Florida. Each party hereto consents to service of process by any means authorized by the applicable law of such forum.

Venue for any such action, in addition to any other venue permitted by statute, will be Broward County, Florida. The parties hereto hereby irrevocably waive, to the fullest extent permitted by law, any objection that any of them may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any judgment entered by any court in respect thereof brought in Broward County, Florida, and hereby further irrevocably waive any claim that any suit, action or proceeding brought in Broward County, Florida, has been brought in an inconvenient forum.

15.              Assignment; Binding Effect. This Agreement may not be assigned by the Consultant. This Agreement may be assigned by the Company, in whole or in part, without the consent of the Consultant. This Agreement shall be binding upon and inure to the benefit of the parties, their heirs, personal representatives, successors and permitted assigns.

16.                Counterparts. This Agreement may be executed in one or more counterparts, including by facsimile or other electronic transmission, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

17.               Notice. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered when sent by facsimile with receipt confirmed or when deposited in the United States mail, postage prepaid, registered or certified mail, return receipt requested, or by overnight courier, addressed to the Consultant at his address set forth above and to the Company at 14050 N.W. 14th Street, Suite 180, Sunrise, FL 33323, or to such other address as either party hereto shall from time to time designate to the other party by notice in writing as provided herein.

18.                Nature of Relationship. For all purposes, the Consultant’s relationship to the Company during the term of this Agreement shall be that of an independent contractor and not an employee. The obligation of the Company to make any payments set forth herein shall terminate upon the death or disability of the Consultant except for accrued but unpaid amounts, if any.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, this Agreement has been duly signed by the parties hereto, effective as of the Effective Date.

FEDERATED NATIONAL HOLDING COMPANY:

By:	/s/ Michael H. Braun
Name:	Michael H. Braun
Title:	CEO and President

CONSULTANT:

/s/ Bruce F. Simberg
Bruce F. Simberg